Exhibit 2


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration
Statement Nos. 333-43804 and 333-83196 of New England
Business Service, Inc. on Form S-8 of our report dated June
23, 2004, appearing in this Annual Report on Form 11-K of the 401(k) Plan for Employees of New England Business
Service, Inc. for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
July 9, 2004